ADP Reports Fourth Quarter and Fiscal 2020 Results; Provides Fiscal 2021 Outlook
•Revenues increased 3% to $14.6 billion for the year; 4% organic constant currency
•Employer Services New Business Bookings decreased 21% for the year
•Net earnings increased 8% to $2.5 billion for the year, and adjusted net earnings increased 7% to $2.6 billion
•Adjusted EBIT increased 6% to $3.3 billion for the year, and adjusted EBIT margin expanded 60 basis points to 23.0%
•Diluted earnings per share ("EPS") increased 9% to $5.70 for the year; adjusted diluted EPS increased 9% to $5.92
•Forecasting fiscal 2021 revenue to decrease 1% to 4%; adjusted EBIT margin to decrease by roughly 300 basis points, and adjusted diluted EPS to decrease 13% to 18% as the global economy continues to manage through the effects of COVID-19
•Going into fiscal 2021, ADP continues strategic investment in product and distribution to drive sustainable long-term growth

ROSELAND, N.J. – July 29, 2020 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its fourth quarter and fiscal 2020 financial results and provided its fiscal 2021 outlook.
Fourth Quarter and Fiscal 2020 Consolidated Results
Compared to last year’s fourth quarter, revenues decreased 3% to $3.4 billion, 2% organic constant currency. Net earnings decreased 13% to $412 million, and adjusted net earnings decreased 1% to $493 million. Adjusted EBIT decreased 2% to $653 million, representing an adjusted EBIT margin increase of 10 basis points in the quarter to 19.3%, driven by prudent expense management and cost savings related to transformation initiatives, partially offset by a decline in revenue combined with ADP's continued investment in sales, service and product. ADP’s effective tax rate for the quarter was 22.5%, and 22.9% on an adjusted basis. Diluted EPS decreased 12% to $0.96, and adjusted diluted EPS was flat at $1.14 due to the factors above and a net share count reduction.
For the full year, revenues increased 3% to $14.6 billion, 4% organic constant currency. Net earnings increased 8% to $2.5 billion, and adjusted net earnings increased 7% to $2.6 billion. Adjusted EBIT increased 6% to $3.3 billion, resulting in margin expansion of 60 basis points to 23.0%. Adjusted EBIT margin expansion was driven by continued execution of transformation initiatives and discretionary cost reduction. ADP’s full year effective tax rate was 22.5%, and 22.6% on an adjusted basis. Diluted EPS increased 9% to $5.70, and adjusted diluted EPS increased 9% to $5.92 due to the factors discussed above and a net share count reduction.
“The COVID-19 pandemic caused rapid and severe economic disruption, but we have seen signs of improvement as commercial activity has increased, businesses have started to reopen, and employees have started to gradually return to work," said Carlos Rodriguez, President and Chief Executive Officer, ADP. “While it is clear that we have a long way to go before the global economy has fully recovered, our strategic investments in innovation to drive sustainable growth remain fully intact, and we remain committed to providing our clients and their employees with the service, technology and support they need to make it through the current crisis and thrive in the years to come."
“During the fourth quarter we executed well even as we felt the full force of a double-digit decline in employment among our clients, which weighed on our results,” said Kathleen Winters, Chief Financial Officer, ADP. “We remain confident about our financial and competitive position and look forward to a gradual return to more normal operating conditions over the course of the fiscal year. In the meantime, we continue to prioritize our investments in our products, our go-to-market strategies and our associates' productivity while also controlling expenses."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their comparable GAAP financial measures.

Fourth Quarter and Fiscal 2020 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year:
•Employer Services revenues decreased 6% on a reported basis and 5% on an organic constant currency basis for the fourth quarter, and increased 1% on a reported basis and 2% on an organic constant currency basis for the fiscal year
•Employer Services New Business Bookings decreased 67% for the fourth quarter and decreased 21% for the fiscal year
•Employer Services client revenue retention was down about 20 basis points for the fiscal year to 90.5%
•Pays per control decreased 10.8% for the fourth quarter and decreased 1.0% for the fiscal year
•Employer Services segment margin was flat for the fourth quarter and increased 60 basis points for the fiscal year

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year:
•PEO Services revenues increased 4% for the fourth quarter and increased 8% for the fiscal year
•PEO Services revenues excluding zero-margin benefits pass-throughs decreased 5% for the fourth quarter and increased 5% for the fiscal year
•Average Worksite Employees paid by PEO Services decreased 3% to about 548,000 for the fourth quarter and increased 4% to about 571,000 for the fiscal year
•PEO Services segment margin decreased 450 basis points for the quarter and decreased 130 basis points for the year

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's fourth quarter:
•Interest on funds held for clients decreased 22% to $115 million for the fourth quarter and decreased 3% to $545 million for the fiscal year
•Average client funds balances decreased 8% to $24.0 billion for the fourth quarter and increased 2% to $26.0 billion for the fiscal year
•The average interest yield on client funds declined 30 basis points to 1.9% for the fourth quarter and declined 10 basis points to 2.1% for the fiscal year

Fiscal 2021 Outlook
Certain components of ADP’s fiscal 2021 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2020 pre-tax charges of about $77 million related to transformation initiatives, $25 million for severance charges related to COVID-19 and $25 million in charges related to the settlement of certain legal matters
•Fiscal 2021 pre-tax charges of about $60 million related to transformation initiatives
Consolidated Fiscal 2021 Outlook
•Revenue decline of 1% to 4%
•Adjusted EBIT margin down about 300 basis points
•Adjusted effective tax rate of 23.1%
•Diluted EPS decline of 12% to 17%
•Adjusted diluted EPS decline of 13% to 18%
Employer Services Segment Fiscal 2021 Outlook
•Employer Services revenue decline of 3% to 5%
•Employer Services margin down about 300 basis points
•Employer Services New Business Bookings growth of flat to up 10%
•Employer Services client revenue retention down 50 to 100 basis points
•Decrease in pays per control of 3% to 4%
PEO Services Segment Fiscal 2021 Outlook
•PEO Services revenue decline of 2% to growth of 2%
•PEO Services revenue decline, excluding zero-margin benefits pass-throughs, of 1% to 4%
•PEO Services margin down about 100 basis points; this outlook includes approximately 50 basis points of anticipated favorable impact related to a change in our estimated losses related to ADP Indemnity in fiscal 2020
•PEO Services Average Worksite Employee count flat to a decline of 3%
Client Funds Extended Investment Strategy Fiscal 2021 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and forward yield curves as of July 28, 2020. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of July 28, 2020 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.
•Interest on funds held for clients of $390 to $400 million; this is based on an anticipated decline in client funds balances of about 6% to 8% from $26.0 billion in fiscal 2020, and an average yield which is anticipated to decrease about 50 basis points to 1.6% as compared to 2.1% in fiscal 2020
•Total contribution from the client funds extended investment strategy of $430 to $440 million

Fiscal 2021 Outlook

		Fiscal 2020 (unaudited)	Fiscal 2021 Outlook (a)
Total ADP	Revenues	$14,590M	(1) - (4)%
	Adj. EBIT Margin	23.0%	~(300) bps
	Adj. Effective Tax Rate	22.6%	23.1%
	Adj. Diluted EPS	$5.92	(13) - (18)%
Employer Services	Revenues	$10,087M	(3) - (5)%
	Margin	30.4%	~(300) bps
	ES New Business Bookings	$1.2B	Flat - 10%
	Client Revenue Retention	90.5%	(50) - (100) bps
	Pays Per Control	(1.0)%	(3) - (4)%
PEO Services	Revenues	$4,511M	(2) - 2%
	Revenues Ex Pass-throughs	$1,604M	(1) - (4)%
	Margin	13.4%	~(100) bps
	Average WSEs	571,000	Flat - (3)%
Client Funds Interest	Average Client Funds Balances	$26.0B	(6) - (8)%
	Yield on Client Funds Portfolio	2.1%	(50) bps to 1.6%
	Client Funds Interest Revenue	$545M	$390 - $400M
	Extended Investment Strategy	$561M	$430 - $440M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, July 29, 2020 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2018, 2019, and 2020, as well as quarterly details of the fiscal 2020 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services and exceptional experiences that enable people to reach their full potential.  HR, Talent, Time Management, Benefits and Payroll. Informed by data and designed for people.  Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,181.4	$2,290.5	$9,538.1	$9,375.8
Interest on funds held for clients	114.8	146.9	545.2	561.9
PEO revenues (A) (B) (C)	1,080.6	1,041.9	4,506.5	4,172.5
Total revenues	3,376.8	3,479.3	14,589.8	14,110.2

Expenses:
Costs of revenues:
Operating expenses (B) (C)	1,806.4	1,756.0	7,404.1	7,080.9
Systems development and programming costs	165.1	162.1	674.1	636.3
Depreciation and amortization	95.7	83.0	366.9	304.4
Total costs of revenues	2,067.2	2,001.1	8,445.1	8,021.6

Selling, general, and administrative expenses	765.6	854.8	3,003.0	3,064.2
Interest expense	15.6	33.7	107.1	129.9
Total expenses	2,848.4	2,889.6	11,555.2	11,215.7

Other income, net	(2.9)	(43.6)	(148.0)	(111.1)

Earnings before income taxes	531.3	633.3	3,182.6	3,005.6

Provision for income taxes	119.8	157.8	716.1	712.8

Net earnings	$411.5	$475.5	$2,466.5	$2,292.8

Basic earnings per share	$0.96	$1.10	$5.73	$5.27

Diluted earnings per share	$0.96	$1.09	$5.70	$5.24

Components of Other income, net:
Interest income on corporate funds	$(14.5)	$(26.0)	$(84.5)	$(97.6)
Realized (gains) / losses on available-for-sale securities, net	(1.0)	(0.5)	(12.9)	0.9
Impairment of assets	29.9	—	29.9	12.1
Gain on sale of assets	(3.9)	—	(5.8)	(4.1)
Gain on sale of investment	—	(15.7)	(0.2)	(15.7)
Non-service components of pension (income)/expense, net (D)	(13.4)	(1.4)	(74.5)	(6.7)
Other income, net	$(2.9)	$(43.6)	$(148.0)	$(111.1)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $10,300.3 million and $10,510.0 million for the three months ended June 30, 2020 and 2019, respectively, and $45,826.1 million and $42,688.8 million for the twelve months ended June 30, 2020 and 2019, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $738.3 million and $682.1 million, and $2,907.7 million and $2,647.5 million for the three and twelve months ended June 30, 2020 and 2019, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $72.7 million and $94.5 million, and $474.1 million and $478.5 million for the three and twelve months ended June 30, 2020 and 2019, respectively.

(D) Non-service components of pension (income)/expense, net, includes reversals of charges of $5.1 million related to Voluntary Early Retirement Program ("VERP") for the twelve months ended June 30, 2020.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)
(Unaudited)
	June 30,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,908.5	$1,949.2
Short-term marketable securities	—	10.5
Accounts receivable, net of allowance for doubtful accounts of $92.5 and $54.9, respectively	2,441.3	2,439.3
Other current assets	506.2	509.1
Total current assets before funds held for clients	4,856.0	4,908.1
Funds held for clients	26,708.1	29,434.2
Total current assets	31,564.1	34,342.3
Long-term receivables, net of allowance for doubtful accounts of $0.5 and $0.4, respectively	18.6	23.8
Property, plant and equipment, net	703.9	764.2
Operating lease right-of-use asset	493.7	—
Deferred contract costs	2,401.6	2,428.5
Other assets	458.4	934.4
Goodwill	2,309.4	2,323.0
Intangible assets, net	1,215.8	1,071.5
Total assets	$39,165.5	$41,887.7

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$102.0	$125.5
Accrued expenses and other current liabilities	1,980.7	1,759.0
Accrued payroll and payroll-related expenses	557.0	721.1
Dividends payable	387.3	340.1
Short-term deferred revenues	212.5	220.7
Obligations under reverse repurchase agreements (A)	13.6	262.0
Short-term debt	1,001.8	—
Income taxes payable	40.1	54.8
Total current liabilities before client funds obligations	4,295.0	3,483.2
Client funds obligations	25,831.6	29,144.5
Total current liabilities	30,126.6	32,627.7
Long-term debt	1,002.8	2,002.2
Operating lease liabilities	344.4	—
Other liabilities	837.0	798.7
Deferred income taxes	731.9	659.9
Long-term deferred revenues	370.6	399.3
Total liabilities	33,413.3	36,487.8

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at June 30, 2020 and June 30, 2019; outstanding, 429.9 and 434.2 shares at June 30, 2020 and June 30, 2019, respectively	63.9	63.9
Capital in excess of par value	1,333.8	1,183.2
Retained earnings	18,436.3	17,500.6
Treasury stock - at cost: 208.9 and 204.5 shares at June 30, 2020 and June 30, 2019, respectively	(14,067.0)	(13,090.5)
Accumulated other comprehensive loss	(14.8)	(257.3)
Total stockholders’ equity	5,752.2	5,399.9
Total liabilities and stockholders’ equity	$39,165.5	$41,887.7

(A) As of June 30, 2020, $13.6 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements. As of June 30, 2019, $261.4 million of long-term marketable securities and $0.6 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Twelve Months Ended
	June 30,
	2020	2019
Cash Flows from Operating Activities:
Net earnings	$2,466.5	$2,292.8
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	480.0	409.0
Amortization of deferred contract costs	915.0	874.0
Deferred income taxes	26.0	9.3
Stock-based compensation expense	130.8	167.3
Net pension (income)/expense	(11.6)	55.4
Net amortization of premiums and accretion of discounts on available-for-sale securities	50.2	50.1
Impairment of assets	29.9	12.1
Gain on sale of assets	(6.0)	(19.8)
Other	65.4	43.9
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses:
Increase in accounts receivable	(113.8)	(473.9)
Increase in other assets	(910.4)	(987.2)
Decrease in accounts payable	(18.3)	(10.7)
(Decrease)/Increase in accrued expenses and other liabilities	(77.5)	266.0
Net cash flows provided by operating activities	3,026.2	2,688.3

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(3,905.1)	(4,422.6)
Proceeds from the sales and maturities of corporate and client funds marketable securities	7,648.4	2,909.0
Capital expenditures	(172.7)	(162.0)
Additions to intangibles	(443.7)	(404.5)
Acquisitions of businesses, net of cash acquired	—	(125.5)
Proceeds from the sale of property, plant, and equipment and other assets	29.4	7.9
Net cash flows provided by/(used in) investing activities	3,156.3	(2,197.7)

Cash Flows from Financing Activities:
Net (decrease)/increase in client funds obligations	(3,213.2)	1,696.0
Payments of debt	(2.2)	(2.1)
Repurchases of common stock	(1,006.3)	(937.7)
Net proceeds from stock purchase plan and stock-based compensation plans	50.0	72.9
Dividends paid	(1,470.5)	(1,293.0)
Net (payments)/proceeds related to reverse repurchase agreements	(248.4)	262.0
Other	—	(5.8)
Net cash flows used in financing activities	(5,890.6)	(207.7)

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(34.5)	(28.8)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	257.4	254.1

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	6,796.2	6,542.1
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$7,053.6	$6,796.2

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,908.5	1,949.2
Restricted cash and restricted cash equivalents included in funds held for clients	5,145.1	4,847.0
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$7,053.6	$6,796.2

Supplemental disclosures of cash flow information:
Cash paid for interest	$104.8	$127.5
Cash paid for income taxes, net of income tax refunds	$677.1	$633.8

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
Revenues
Employer Services	$2,296.0	$2,435.1	(6)%	$10,086.6	$9,942.8	1%
PEO Services	1,081.7	1,042.6	4%	4,511.5	4,177.7	8%
Other	(0.9)	1.6	n/m	(8.3)	(10.3)	n/m
Total revenues	$3,376.8	$3,479.3	(3)%	$14,589.8	$14,110.2	3%

Segment earnings
Employer Services	$589.6	$625.0	(6)%	$3,063.0	$2,960.9	3%
PEO Services	117.4	160.5	(27)%	605.5	616.2	(2)%
Other	(175.7)	(152.2)	n/m	(485.9)	(571.5)	n/m
Total pretax earnings	$531.3	$633.3	(16)%	$3,182.6	$3,005.6	6%

Segment margin
Employer Services	25.7%	25.7%	0.0%	30.4%	29.8%	0.6%
PEO Services	10.9%	15.4%	(4.5)%	13.4%	14.7%	(1.3)%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	15.7%	18.2%	(2.5)%	21.8%	21.3%	0.5%

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
Earnings per share information:	2020	2019	% Change	2020	2019	% Change
Net earnings	$411.5	$475.5	(13)%	$2,466.5	$2,292.8	8%

Basic weighted average shares outstanding	429.1	433.5	(1)%	430.8	435.0	(1)%
Basic earnings per share	$0.96	$1.10	(13)%	$5.73	$5.27	9%

Diluted weighted average shares outstanding	430.6	436.2	(1)%	432.7	437.6	(1)%
Diluted earnings per share	$0.96	$1.09	(12)%	$5.70	$5.24	9%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	(10.8)%	2.8%	(1.0)%	2.7%
Employer Services New Business Bookings growth	(67)%	11%	(21)%	8%

PEO Services:
Paid PEO Worksite Employees at end of period	537,000	562,000	537,000	562,000
Average paid PEO Worksite Employees during the period	548,000	563,000	571,000	547,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$738.3	$682.1	$2,907.7	$2,647.5
Workers' compensation and state unemployment taxes	$72.7	$94.5	$474.1	$478.5

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.6	$1.9	(14)%	$1.6	$1.7	(7)%
Corporate extended (A)	2.5	3.1	(19)%	3.0	3.2	(5)%
Total corporate	4.1	4.9	(17)%	4.6	4.8	(5)%
Funds held for clients	24.0	26.2	(8)%	26.0	25.5	2%
Total	$28.1	$31.1	(10)%	$30.6	$30.3	1%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.4%	2.0%		1.3%	1.9%
Corporate extended (A)	2.1%	2.1%		2.1%	2.1%
Total corporate	1.4%	2.1%		1.9%	2.0%
Funds held for clients	1.9%	2.3%		2.1%	2.2%
Total	1.8%	2.2%		2.1%	2.2%

Net unrealized gain position at end of period	$876.8	$287.5		$876.8	$287.5

Average short-term financing (in billions):
U.S. commercial paper borrowings	$2.3	$2.7		$2.7	$2.8
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.2	0.3		0.3	0.3
	$2.5	$3.1		$3.0	$3.2

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	2.4%		1.6%	2.2%
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.3%	2.2%		1.6%	1.9%

Interest on funds held for clients	$114.8	$146.9	(22)%	$545.2	$561.9	(3)%
Corporate extended interest income (B)	12.8	16.5	(22)%	64.0	65.2	(2)%
Corporate interest expense-short-term financing (B)	(0.8)	(18.7)	96%	(47.9)	(70.1)	32%
Net Impact from Client Fund Strategy	$126.8	$144.7	(12)%	$561.3	$557.0	1%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Corporate extended interest income (B)	$12.8	$16.5	$64.0	$65.2
All other interest income	1.6	9.5	20.5	32.4
Total interest income on corporate funds (component of Other income, net)	$14.5	$26.0	$84.5	$97.6

Corporate interest expense-short-term financing (B)	$0.8	$18.7	$47.9	$70.1
All other interest expense	14.8	15.1	59.2	59.9
Total interest expense	$15.6	$33.7	$107.1	$129.9

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client fund obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is provided above.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measure	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Corporate interest expense-short-term financing (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Twelve Months Ended
	June 30,		% Change	June 30,		% Change
	2020	2019	As Reported	2020	2019	As Reported
Net earnings	$411.5	$475.5	(13)%	$2,466.5	$2,292.8	8%
Adjustments:
Provision for income taxes	119.8	157.8		716.1	712.8
All other interest expense (a)	14.8	15.1		59.2	59.9
All other interest income (a)	(1.6)	(9.5)		(20.5)	(32.4)
Gain on sale of assets	—	(15.7)		(0.2)	(15.7)
Transformation initiatives (b)	57.9	45.9		77.4	138.3
COVID-19 related charges (c)	25.4	—		25.4	—
Legal settlement (d)	25.0	—		25.0	—
Adjusted EBIT	$652.8	$669.1	(2)%	$3,348.9	$3,155.7	6%
Adjusted EBIT Margin	19.3%	19.2%		23.0%	22.4%

Provision for income taxes	$119.8	$157.8	(24)%	$716.1	$712.8	—%
Adjustments:
Gain on sale of assets (e)	—	(3.9)		(0.1)	(3.9)
Transformation initiatives (e)	14.3	11.7		19.2	34.5
COVID-19 related charges (e)	6.3	—		6.3	—
Legal settlement (e)	6.2	—		6.2	—
Tax Cuts and Jobs Act (f)	—	—		—	0.5
Adjusted provision for income taxes	$146.6	$165.6	(11)%	$747.7	$743.9	1%
Adjusted effective tax rate (g)	22.9%	25.0%		22.6%	23.8%

Net earnings	$411.5	$475.5	(13)%	$2,466.5	$2,292.8	8%
Adjustments:
Gain on sale of assets	—	(15.7)		(0.2)	(15.7)
Income tax provision on gain on sale of assets (e)	—	3.9		0.1	3.9
Transformation initiatives (b)	57.9	45.9		77.4	138.3
Income tax benefit for transformation initiatives (e)	(14.3)	(11.7)		(19.2)	(34.5)
COVID-19 related charges (c)	25.4	—		25.4	—
Income tax benefit for COVID-19 related charges (e)	(6.3)	—		(6.3)	—
Legal settlement (d)	25.0	—		25.0	—
Income tax benefit for legal settlement (e)	(6.2)	—		(6.2)	—
Tax Cuts and Jobs Act (f)	—	—		—	(0.5)
Adjusted net earnings	$493.0	$497.9	(1)%	$2,562.5	$2,384.3	7%

Diluted EPS	$0.96	$1.09	(12)%	$5.70	$5.24	9%
Adjustments:
Gain on sale of assets (e)	—	(0.03)		—	(0.03)
Transformation initiatives (b) (e)	0.10	0.08		0.13	0.24
COVID-19 related charges (c) (e)	0.04	—		0.04	—
Legal settlement (d) (e)	0.04	—		0.04	—
Tax Cuts and Jobs Act (f)	—	—		—	—
Adjusted diluted EPS	$1.14	$1.14	—%	$5.92	$5.45	9%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended June 30, 2020, transformation initiatives include: (i) charges of $29.9 million related to impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and impairment charges of operating right-of-use assets and certain related fixed assets associated with the vacating of certain leased locations; (ii) charges of $25.0 million related to severance; and (iii) charges of $3.0 million related to other transformation initiatives.

In the twelve months ended June 30, 2020, transformation initiatives include: (i) charges of $29.9 million related to impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and impairment charges of operating right-of-use assets and certain related fixed assets associated with the vacating of certain leased locations; (ii) charges of $29.1 million related to severance; (iii) charges of $28.5 million related to other transformation initiatives; all of which were partially offset by net reversals of charges related to Voluntary Early Retirement Program (“VERP”) and Service Alignment Initiative (“SAI”) of $10.1 million. Unlike certain other severance charges in prior periods that are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiatives.

(c) Represents severance charges related to the impact of COVID-19 pandemic. Unlike other severance charges in prior periods that are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide initiatives to address excess capacity across our business and functions due to the COVID-19 pandemic.

(d) Represents a legal settlement accrual relating to the Illinois Biometric Privacy Act matter.

(e) The income tax provision/(benefit) was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(f) There was no impact from the Tax Cuts and Jobs Act in the three and twelve months ended June 30, 2020.

(g) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue growth consolidated:	2020	2019	2020	2019

Employer Services	(6)%	4%	1%	5%
PEO Services	4%	9%	8%	9%
Consolidated revenue growth as reported	(3)%	5%	3%	6%
Adjustments:
Impact of acquisitions	—%	—%	—%	(1)%
Impact of foreign currency	1%	1%	1%	1%
Consolidated revenue growth, organic constant currency	(2)%	6%	4%	6%

Segment:

Employer Services revenue growth as reported	(6)%	4%	1%	5%
Adjustments:
Impact of acquisitions	—%	—%	—%	(1)%
Impact of foreign currency	1%	1%	1%	1%
Employer Services revenue growth, organic constant currency	(5)%	5%	2%	5%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2020 to Fiscal 2021 Non-GAAP Guidance Reconciliation
(Unaudited)
			Fiscal 2021
	Fiscal 2020		Outlook
Earnings before income taxes / margin (GAAP)	$3,182.6	21.8%	(250) bps
All other interest expense (a)	59.2	40 bps	0 bps
All other interest income (a)	(20.5)	(15) bps	0 bps
Gain on sale of assets - FY20	(0.2)	0 bps	0 bps
Legal Settlement - FY20	25.0	20 bps	(20) bps
COVID-19 related charges - FY20	25.4	20 bps	(20) bps
Transformation initiatives - FY20 (b)	77.4	55 bps	(55) bps
Transformation initiatives - FY21		-	45 bps
Adjusted EBIT margin (Non-GAAP)	$3,348.9	23.0%	(300) bps

Effective tax rate (GAAP)		22.5%	23.1%
Gain on sale of assets - FY20		-	-
Legal Settlement - FY20		-	-
COVID-19 related charges - FY20		-	-
Transformation initiatives - FY20 (b)		+0.1%	-
Transformation initiatives - FY21		-	-
Adjusted effective tax rate (Non-GAAP)		22.6%	23.1%

Diluted earnings per share (GAAP)		$5.70	(12)% to (17)%
Gain on sale of assets - FY20		-	~ 0%
Legal Settlement - FY20		0.04	~ (0.5)%
COVID-19 related charges - FY20		0.04	~ (0.5)%
Transformation initiatives - FY20 (b)		0.13	~ (2)%
Transformation initiatives - FY21		-	~ 2%
Adjusted diluted earnings per share (Non-GAAP)		$5.92	(13)% to (18)%

a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2020, transformation initiatives include: (i) charges of $29.9 million related to impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and impairment charges of operating right-of-use assets and certain related fixed assets associated with the vacating of certain leased locations; (ii) charges of $29.1 million related to severance; (iii) charges of $28.5 million related to other transformation initiatives; all of which were partially offset by net reversals of charges related to Voluntary Early Retirement Program (“VERP”) and Service Alignment Initiative (“SAI”) of $10.1 million. Unlike certain other severance charges in prior periods that are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiatives.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; and the impact of and uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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